Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262131 on Form S-8 of our report dated March 28, 2023 relating to the financial statements of Embark Technology, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Jose, California
March 28, 2023